UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-178786-01	80-0872648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Fifth Avenue, Suite 421 New York, NY 10017 Tel (646) 532-6707	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

On October 9, 2013, Greenbacker Renewable Energy Company LLC (the “Company”) entered into the amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”) with Greenbacker Renewable Energy Corporation, a Maryland Corporation (the “Operating Corp.”) and Greenbacker Capital Management LLC, a Delaware limited liability company (the “Advisor”). The Amended and Restated Advisory Agreement modified the Advisory Agreement dated August 7, 2013 to (i) provide that the initial term of the Amended and Restated Advisory Agreement shall be one year; and (ii) remove the provision providing the Advisor with the option to calculate the base management fee at an annual rate of 2.0% of the cost basis of the Company’s assets (rather than at 2.0% of the Company’s average gross assets over the annual period) in situations in which the Company’s net asset value first exceeds and then declines below $250 million. In accordance with the Amended and Restated Advisory Agreement, the base management fee payable to the Advisor shall in all circumstances be calculated at a monthly rate of 0.167% (2.0% annually) of the Company’s average gross assets.

The foregoing description of the Amended and Restated Advisory Agreement does not purport to be a complete description of the terms of the Amended and Restated Advisory Agreement and is qualified in its entirety by reference to the text of the Amended and Restated Advisory Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Limited Liability Company Operating Agreement

On October 9, 2013, Greenbacker Renewable Energy Company LLC (the “Company”) entered into that second amended and restated limited liability company operating agreement (the “Second Amended and Restated LLC Agreement”) with Greenbacker Capital Management LLC, a Delaware limited liability company (the “Advisor”) and James Weiner, the Company’s initial member. The Second Amended and Restated LLC Agreement generally contains the same terms and conditions as the Amended and Restated Limited Liability Company Operating Agreement dated August 7, 2013, except for the following changes: (i) the time period after the death, removal or resignation of an Independent Director during which less than a majority of the Board of Directors of the Company (the “Board”) shall be independent directors is changed from 90 days to 60 days; (ii) the Company may not make in-kind distributions unless such in-kind distributions consist of readily marketable securities or securities that may become readily marketable securities within a reasonable period of time, or unless certain other conditions are satisfied ; (iii) the consent of the Board for certain assignments pursuant to Section 10.2(b) of the Second Amended and Restated LLC Agreement shall not unreasonably withheld; (iv) the notice required for meeting of members shall not be less than 15 days and more than 60 days before such meeting; and (v) the Company shall not provide that a non-independent director, the Advisor or an affiliate of the Advisor be held harmless for any loss or liability suffered by the Company that was the result of negligence or misconduct.

The foregoing description of the Second Amended and Restated LLC Agreement does not purport to be a complete description of the terms of the Second Amended and Restated LLC Agreement and is qualified in its entirety by reference to the text of the Second Amended and Restated LLC Agreement, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Limited Liability Company Operating Agreement, dated October 9, 2013, among Greenbacker Renewable Energy Company LLC, Greenbacker Capital Management LLC and James Weiner.

10.1	Amended and Restated Advisory Agreement, dated October 9, 2013, among Greenbacker Renewable Energy Company LLC, Greenbacker Renewable Energy Corporation and Greenbacker Capital Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
Name: Charles Wheeler
Title: Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Limited Liability Company Operating Agreement, dated October 9, 2013, among Greenbacker Renewable Energy Company LLC, Greenbacker Capital Management LLC and James Weiner.

10.1	Amended and Restated Advisory Agreement, dated October 9, 2013, among Greenbacker Renewable Energy Company LLC, Greenbacker Renewable Energy Corporation and Greenbacker Capital Management LLC.